SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           April 14, 2003

Sharper Image Corporation
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-10441 (Commission File Number)	94-2493558 (IRS Employer Identification No.)
650 DAVIS STREET, SAN FRANCISCO, CALIFORNIA (Address of principal executive offices)		94111 (Zip Code)
Registrant’s telephone number, including area code:		(415) 445-6000

N/A (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits

Exhibit 99.1	Press Release dated April 14, 2003.

Item 12. Results of Operations and Financial Condition.

On April 14, 2003 Sharper Image Corporation (“Sharper Image”) issued a press release entitled “Sharper Image Reports Final 2002 Financial Results In Excess Of Preliminary” announcing increases to diluted and basic earnings per share from preliminarily reported amounts primarily related to three accounting corrections which are reflected in the current year. The Press Release is filed as an Exhibit to this Current Report on Form 8-K and the contents of the Exhibit are included herein by reference. It is being furnished under Item 12.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2003	Sharper Image Corporation
	By	: /s/ Tracy Y. Wan Tracy Y. Wan President and Chief Operating Officer

EXHIBIT INDEX
EXHIBIT NUMBER	DOCUMENT DESCRIPTION

99.1	Press Release dated April 14, 2003